EXHIBIT 4.3 & 10.4



     THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION BECAUSE THEY ARE BELIEVED TO BE EXEMPT FROM REGISTRATION UNDER SECTION 4(2) AND/OR 4(6) OF THE SECURITIES ACT OF 1933.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION. NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER AUTHORITY HAS PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THE INFORMATION PROVIDED TO THE INVESTORS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY, AND THE RISKS, MERITS AND TERMS OF THIS OFFERING IN MAKING AN INVESTMENT DECISION.


                      MEZZANINE INVESTMENT CORPORATION
                           GRANT OF STOCK OPTION


     This Grant of Stock Option is hereby offered to Optionee with respect to the following option grant (the "Option") to purchase shares of the Common Stock of Mezzanine Investment Corporation (the "Corporation"):

     Optionee: ___________________________________________________________

     Grant Date: _________________________________________________________

     Vesting Commencement: _______________________________________________

     Exercise Price:  $_____ per share

     Number of Option Shares: ______________ shares

     Expiration Date: ____________________________________________________

     Type of Option: ______    Non-Statutory
                     ______    Incentive Stock Option

     Date Exercisable:  Following Vesting

          Vesting Schedule: ______________________________________________

     Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the Company's Stock Option/Stock Issuance Plan (the "Plan"). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Stock Option Agreement, a copy of which is attached hereto as Exhibit A.

     Optionee understands that any Option Shares purchased under the Option will be subject to the terms set forth in the Stock Purchase Agreement attached hereto as Exhibit B. Optionee hereby acknowledges receipt of a copy of the Plan in the form attached hereto as Exhibit C.

     All capitalized terms in this Grant form shall have the meaning assigned to them in this form or in the attached Plan.

     Assuming that you are in agreement with the terms of this Grant of Stock Option, please sign your name in the space indicated below.

                                   Mezzanine Investment Corporation



         By _________________________________
               President
         Title: _____________________________

AGREED:


__________________________________________________________________________

__________________________________________________________________________

OPTIONEE

Address:_________________________________________________________________

_________________________________________________________________________

_________________________________________________________________________

Exhibit A                                   Stock Option Agreement
Exhibit B                                   Stock Purchase Agreement
Exhibit C                                   Stock Option/Stock Issuance Plan

                                 EXHIBIT A

                      MEZZANINE INVESTMENT CORPORATION
                           STOCK OPTION AGREEMENT

                                  RECITALS
                                 ---------

     A. The Board has adopted the Plan for the purpose of retaining the services of selected Employees, non-employee members of the Board or the Board of Directors of any Parent or Subsidiary and consultants and other independent advisors in the service of the Corporation (or any Parent or Subsidiary).

     B. Optionee is to render valuable services to the Corporation (or a Parent or Subsidiary), and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Corporation's grant of an option to Optionee.

     C. All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix.

          NOW, THEREFORE, it is hereby agreed as follows:

     1.   Grant of Option.
          ----------------
          The Corporation hereby grants to Optionee, as of the Grant Date, an option to purchase up to the number of Option Shares specified in the Grant Form. The Option Shares shall be purchasable from time to time during the option term specified in Paragraph 2 at the Exercise Price.

     2.   Option Term.
          ------------
          This option shall have a term commencing on the Grant Date and shall accordingly expire at the close of business on the Expiration Date, unless sooner terminated in accordance with Paragraph 5 or 6.

     3.   Limited Transferability.
          ------------------------
          During Optionee's lifetime, this option shall be exercisable only by Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following Optionee's death.

     4.   Dates of Exercise.
          ------------------
          This option shall become exercisable for the Option Shares in one or more installments as specified in the Grant Form. As the option becomes exercisable for such installments, those installments shall accumulate and the option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the option term under Paragraph 5 or 6.

     5.   Cessation of Service.
          ---------------------
          Except as provided in the Grant Form or the Plan, the option term specified in Paragraph 2 shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date should the Optionee cease to remain in Service as provided in the Plan, provided, however, that notwithstanding the foregoing and notwithstanding the provisions of paragraph II(B)(4)(a) of the Plan, the option may be exercised up until the Expiration Date of the option. Except as provided in the Grant Form or the Plan, during the limited period of post-Service exercisability, this option may not be exercised in the aggregate for more than the number of Option Shares in which Optionee is, at the time of Optionee's cessation of Service, vested pursuant to the Vesting Schedule specified in the Grant Form. Upon the expiration of such limited exercise period or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding for any vested Option Shares for which the option has not been exercised. To the extent Optionee is not vested in the Option Shares at the time of Optionee's cessation of Service, this option shall immediately terminate and cease to be outstanding with respect to those shares. In the event of a Corporate Transaction, the provisions of Paragraph 6 shall govern the period for which this option is to remain exercisable following Optionee's cessation of Service and shall supersede any provisions to the contrary in this paragraph.

     6.   Corporate Transaction
          ---------------------

          (a) The vesting provisions set forth in the Grant Form shall apply in the event of a Corporate Transaction (as defined in the appendix to this Agreement).

          (b) Any unvested option shall immediately vest in its entirety effective upon the time immediately prior to the consummation of a Corporate Transaction .

          (c) If this option is assumed in connection with a Corporate Transaction, then this option shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction, and appropriate adjustments shall also be made to (i) the number and class of securities available for issuance under the Plan following the consummation of such Corporate Transaction and (ii) the Exercise Price, provided, the aggregate Exercise Price shall remain the same.

          (d) This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     7.   Adjustment in Option Shares.
          ----------------------------
          Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the total number and/or class of securities subject to this option and (ii) the Exercise Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

     8.   Shareholder Rights.
          -------------------
          The holder of this option shall not have any shareholder rights with respect to the Option Shares until such person shall have exercised the option, paid the Exercise Price and become a holder of record of the purchased shares.

     9.   Manner of Exercising Option.
          ----------------------------

          (a) In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or any other person or persons exercising the option) must take the following actions:

               (i) Execute and deliver to the Corporation a Purchase Agreement for the Option Shares for which the option is exercised.

               (ii) Pay the aggregate Exercise Price for the purchased shares in one or more of the following forms:

                    (A)  cash or check made payable to the Corporation; or

                    (B) a promissory note payable to the Corporation, but only to the extent authorized by the Plan Administrator in accordance with Paragraph 13.

                    (C) in shares of Common Stock held by Optionee (or any other person or persons exercising the option) for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date; or

                    (D) to the extent the option is exercised for vested Option Shares, through a special sale and remittance procedure pursuant to which Optionee (or any other person or persons exercising the option) shall concurrently provide irrevocable instructions (a) to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

     Except to the extent the sale and remittance procedure is utilized in connection with the option exercise, payment of the Exercise Price must accompany the Purchase Agreement delivered to the Corporation in connection with the option exercise.

               (iii)     Furnish to the Corporation appropriate
documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.

               (iv) Execute and deliver to the Corporation such written representations as may be requested by the Corporation in order for it to comply with the applicable requirements of Federal and state securities laws.

               (v) Make appropriate arrangements with the Corporation (or Parent or Subsidiary employing or retaining Optionee) for the satisfaction of all federal, state and local income and employment tax withholding requirements applicable to the option exercise.

          (b) As soon as practical after the Exercise Date, the Corporation shall issue to or on behalf of Optionee (or any other person or persons exercising this option) a certificate for the purchased Option Shares, with the appropriate legends affixed thereto.

          (c) In no event may this option be exercised for any fractional shares.

     10.  Compliance with Laws and Regulations.
          -------------------------------------

          (a) The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Corporation and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange (or the NASDAQ National Market, if applicable) on which the Common Stock may be listed for trading at the time of such exercise and issuance.

          (b) The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Corporation, however, shall use its best efforts to obtain all such approvals.

     11.  Successors and Assigns.
          -----------------------
          Except to the extent otherwise provided in Paragraphs 3 and 6, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Optionee, Optionee's assigns and the legal representatives, heirs and legatees of Optionee's estate.

     12.  Notices.
          --------
          Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee's signature line on the Grant Form. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

     13.  Financing.
          ----------
          The Plan Administrator may, in its absolute discretion and without any obligation to do so, permit Optionee to pay the Exercise Price for the purchased Option Shares by delivering a full-recourse, interest-bearing promissory note secured by those Option Shares. The payment schedule in effect for any such promissory note shall be established by the Plan Administrator in its sole discretion.

     14.  Construction.
          -------------
          This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option.

     15.  Shareholder Approval.
          ---------------------
          If the Option Shares covered by this Agreement exceed, as of the Grant Date, the number of shares of Common Stock which may be issued under the Plan as last approved by the shareholders, then this option shall be void with respect to such excess shares, unless shareholder approval of an amendment sufficiently increasing the number of shares of Common Stock issuable under the Plan is obtained in accordance with the provisions of the Plan.

     16.  Additional Terms Applicable to an Incentive Option.
          ---------------------------------------------------
          To the extent any option designated in the Grant Form as an Incentive Option would not qualify in whole or in part for favorable tax treatment as an Incentive Option at the time of exercise, such option may nevertheless be exercised by the Optionee as a Non-Statutory Option.

                                  APPENDIX

The following definitions shall be in effect under the Agreement:

1.   Agreement
     ---------
     shall mean this Stock Option Agreement.

2.   Board
     -----
     shall mean the Corporation's Board of Directors.

3.   Code
     ----
     shall mean the Internal Revenue Code of 1986, as amended.

4.   Committee
     ---------
     shall mean a committee of two (2) or more non-employee Board members appointed by the Board to exercise one or more administrative functions under the Plan.

5.   Common Stock
     ------------
     shall mean the Corporation's common stock.

6.   Corporate Transaction
     ---------------------
     shall mean either of the following shareholder approved transactions to which the Corporation is a party:

     (a) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

     (b) the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

7.   Corporation
     -----------
     shall mean Mezzanine Investment Corporation, a Nevada corporation, and any successor corporation to all or substantially all of the assets or voting stock of Mezzanine Investment Corporation which shall by appropriate action adopt the Plan.

8.   Disability
     ----------
     shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment and shall be determined by the Plan
Administrator on the basis of such medical evidence as the Plan
Administrator deems warranted under the circumstances.

9.   Employee
     --------
     shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

10.  Exercise Date
     -------------
     shall mean the date on which the option shall have been exercised in accordance with Paragraph 9 of the Agreement.

11.  Exercise Price
     --------------
     shall mean the exercise price payable per Option Share as specified in the Grant Form.

12.  Expiration Date
     ---------------
     shall mean the date on which the option expires as specified in the Grant Form.

13.  Fair Market Value
     -----------------
     per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

     (a) If the Common Stock is at the time traded on the NASDAQ National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the NASDAQ National Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

     (b) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

     (c) If the Common Stock is at the time neither listed on any Stock Exchange nor traded on the NASDAQ National Market, then the Fair Market Value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate.

14.  Grant Date
     ----------
     shall mean the date of grant of the option as specified in the Grant
Form.

15.  Grant Form
     ----------
     shall mean the Grant of Stock Option accompanying the Agreement, pursuant to which Optionee has been informed of the basic terms of the option evidenced hereby.

16.  Incentive Option
     ----------------
     shall mean an option which satisfies the requirements of Code Section
422.

17.  Involuntary Termination
     -----------------------
     shall mean the termination of the Service of any individual which occurs by reason of :

     (a) such individual's involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or
     (b) such individual's voluntary resignation following (A) a change in his or her position with the Corporation which materially reduces his or her level of responsibility, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and target bonuses under any corporate performance based bonus or incentive programs) by more than fifteen percent (15%), or (c) a relocation of such individual's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected without the individual's consent.

     The Plan Administrator shall be entitled to revise the definition of Involuntary Termination and Misconduct with respect to individual Optionees or Participants under the Plan.

18.  Misconduct
     ----------
     shall mean (i) the final conviction of Employee of, or Employee's plea of guilty or nolo contendere to, any felony involving moral turpitude, (ii) fraud, misappropriation or embezzlement by Employee in connection with Employee's duties to the Corporation (or any Parent of Subsidiary), or
(iii) Employee's willful failure or gross misconduct in the performance of his duties to the Corporation (or any Parent or Subsidiary).

19.  1934 Act
     --------
     shall mean the Securities Exchange Act of 1934, as amended.

20.  Non-Statutory Option
     --------------------
     shall mean an option not intended to satisfy the requirements of Code
Section 422.

21.  Option Shares
     -------------
     shall mean the number of shares of Common Stock subject to the option.

22.  Optionee
     --------
     shall mean the person to whom the option is granted as specified in the Grant Form.

23.  Parent
     ------
     shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

24.  Plan
     ----
     shall mean the Corporation's Stock Option/Stock Issuance Plan.

25.  Plan Administrator
     ------------------
     shall mean either the Board or the Committee of the Board acting in its capacity as administrator of the Plan.

26.  Purchase Agreement
     ------------------
     shall mean the stock purchase agreement in substantially the form of Exhibit B to the Grant Form.

27.  Service
     -------
     shall mean the provision of services to the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant.

28.  Stock Exchange
     --------------
     shall mean the American Stock Exchange or the New York Stock Exchange.

29.  Subsidiary
     ----------
     shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

30.  Vesting Schedule
     ----------------
     shall mean the vesting schedule specified in the Grant Form pursuant to which the Optionee is to vest in the Option Shares in a series of installments over his or her period of Service.

                                 EXHIBIT B

                      MEZZANINE INVESTMENT CORPORATION
                          STOCK PURCHASE AGREEMENT


     AGREEMENT made this __________ day of _______________, 20________, by and between Mezzanine Investment Corporation, a Nevada corporation, and ________________________, Optionee under the Corporation's Stock
Option/Stock Issuance Plan.

     All capitalized terms in this Agreement shall have the meaning assigned to them in this Agreement or in the attached Appendix.

A.   EXERCISE OF OPTION
     ------------------

     1.   Exercise.
          ---------
          Optionee hereby purchases __________ shares of Common Stock (the "Purchased Shares") pursuant to that certain option (the "Option") granted Optionee on _______________, 20__________ (the "Grant Date") to purchase up to __________ shares of Common Stock (the "Option Shares") under the Plan at the exercise price of $__________ per share (the "Exercise Price").

     2.   Payment.
          --------
          Concurrently with the delivery of this Agreement to the Corporation, Optionee shall pay the Exercise Price for the Purchased Shares in accordance with the provisions of the Option Agreement and shall deliver whatever additional documents may be required by the Option Agreement as a condition for exercise.

     3.   Shareholder Rights.
          -------------------
          Optionee (or any successor in interest) shall have all the rights of a shareholder (including voting, dividend and liquidation rights) with respect to the Purchased Shares, subject, however, to the transfer restrictions of Sections B and C.

B.   SPECIAL TAX ELECTION
     --------------------

     In the event the Purchased Shares include Option Shares which have not yet vested as of the date hereof, the acquisition of the Purchased Shares may result in adverse tax consequences which may be avoided or mitigated by filing an election under Code Section 83(b). Such election must be filed within thirty (30) days after the date of this Agreement. OPTIONEE SHOULD CONSULT WITH HIS OR HER TAX ADVISOR TO DETERMINE THE TAX CONSEQUENCES OF ACQUIRING THE PURCHASED SHARES AND THE ADVANTAGES AND DISADVANTAGES OF FILING THE CODE SECTION 83(b) ELECTION. OPTIONEE ACKNOWLEDGES THAT IT IS OPTIONEE'S SOLE RESPONSIBILITY, AND NOT THE CORPORATION'S, TO FILE A TIMELY ELECTION UNDER CODE SECTION 83(b), EVEN IF OPTIONEE REQUESTS THE CORPORATION OR ITS REPRESENTATIVES TO MAKE THIS FILING ON HIS OR HER BEHALF.

C.   GENERAL PROVISIONS
     ------------------

     1.   No Employment or Service Contract.
          ----------------------------------
          Nothing in this Agreement or in the Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason, with or without cause.

     2.   Notices.
          --------
          Any notice required to be given under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, registered or certified, postage prepaid and properly addressed to the party entitled to such notice at the address indicated below such party's signature line on this Agreement or at such other address as such party may designate by ten (10) days advance written notice under this paragraph to all other parties to this Agreement.

     3.   No Waiver.
          ----------
          No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

D.   MISCELLANEOUS PROVISIONS
     ------------------------

     1.   Optionee Undertaking.
          ---------------------
          Optionee hereby agrees to take whatever additional action and execute whatever additional documents the Corporation may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either Optionee or the Purchased Shares pursuant to the provisions of this Agreement.

     2.   Agreement is Entire Contract.
          -----------------------------
          This Agreement constitutes the entire contract between the parties hereto with regard to the subject matter hereof. This Agreement is made pursuant to the provisions of the Plan and shall in all respects be construed in conformity with the terms of the Plan.

     3.   Counterparts.
          -------------
          This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     4.   Successors and Assigns.
          -----------------------
          The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and upon Optionee, Optionee's permitted assigns and the legal representatives, heirs and legatees of Optionee's estate, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms hereof

     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

                                   Mezzanine Investment Corporation


     By: _________________________________________________________
     Title: ______________________________________________________

     Address: ____________________________________________________
              ____________________________________________________

     OPTIONEE



                         _________________________________________
                                        (Signature)

                         _________________________________________
                                        (Print Name)

     Address: ____________________________________________________


                           SPOUSAL ACKNOWLEDGMENT

     The undersigned spouse of Optionee has read and hereby approves the foregoing Stock Purchase Agreement. In consideration of the Corporation's granting Optionee the right to acquire the Purchased Shares in accordance with the terms of such Agreement, the undersigned hereby agrees to be irrevocably bound by all the terms of such Agreement, including (without limitation) the right of the Corporation (or its assigns) to purchase any Purchased Shares in which Optionee is not vested at time of his or her cessation of Service.



          OPTIONEE'S SPOUSE

          Address: ___________________________________________________

                                  APPENDIX
                                 ---------

     The following definitions shall be in effect under the Agreement:

1.   Agreement
     ---------
     shall mean this Stock Purchase Agreement.

2.   Board
     -----
     shall mean the Corporation's Board of Directors.

3.   Code
     ----
     shall mean the Internal Revenue Code of 1986, as amended.

4.   Committee
     ---------
     shall mean a committee of two (2) or more non-employee Board members appointed by the Board to exercise one or more administrative functions under the Plan.

5.   Common Stock
     ------------
     shall mean the Corporation's common stock.

6.   Corporate Transaction
     ---------------------
     shall mean either of the following shareholder approved transactions to which the Corporation is a party:

     (a) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

     (b) the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

7.   Corporation
     -----------
     shall mean Mezzanine Investment Corporation, a Nevada corporation.

8.   Exercise Price
     --------------
     shall have the meaning assigned to such term in Section A.1.

9.   Fair Market Value
     -----------------
     per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

     (a) If the Common Stock is at the time traded on the NASDAQ National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the NASDAQ National Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

     (b) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

     (c) If the Common Stock is at the time neither listed on any Stock Exchange nor traded on the NASDAQ National Market, then the Fair Market Value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate.

10.  Grant Date
     ----------
     shall have the meaning assigned to such term in Section A.1.

11.  Grant Form
     ----------
     shall mean the Grant of Stock Option pursuant to which Optionee has been informed of the basic terms of the Option.

12.  Incentive Option
     ----------------
     shall mean an option which satisfies the requirements of Code Section
422.

13.  1933 Act
     --------
     shall mean the Securities Act of 1933, as amended.

14.  1934 Act
     --------
     shall mean the Securities Exchange Act of 1934, as amended.

15.  Non-Statutory Option
     --------------------
     shall mean an option not intended to satisfy the requirements of Code
Section 422.

16.  Option
     ------
     shall have the meaning assigned to such term in Section A.1.

17.  Option Agreement
     ----------------
     shall mean all agreements and other documents evidencing the Option.

18.  Optionee
     --------
     shall mean the person to whom the Option is granted under the Plan.

19.  Parent
     ------
     shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

20.  Plan
     ----
     shall mean the Corporation's Stock Option/Stock Issuance Plan.

21.  Plan Administrator
     ------------------
     shall mean either the Board or the Committee acting in its capacity as administrator of the Plan.

22.  Purchased Shares
     ----------------
     shall have the meaning assigned to such term in Section A.1.

23.  Recapitalization
     ----------------
     shall mean any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the Corporation's outstanding Common Stock as a class without the Corporation's receipt of consideration.

24.  SEC
     ---
     shall mean the Securities and Exchange Commission.

25.  Service
     -------
     shall mean the provision of services to the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant.

26.  Subsidiary
     ----------
     shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

27.  Vesting Schedule
     ----------------
     shall mean the vesting schedule specified in the Grant Form pursuant to which the Optionee is to vest in the Option Shares in a series of installments over his or her period of Service.